UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2019

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PBCT	NASDAQ Global Select Market
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share	PBCTP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2019, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 15, 2019 (the “Merger Agreement”), by and between People’s United Financial, Inc. (“People’s United”) and United Financial Bancorp, Inc. (“United Financial”), United Financial merged with and into People’s United, with People’s United as the surviving corporation (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of United Financial common stock, no par value (“United Financial Common Stock”), became entitled to receive 0.875 shares (the “Exchange Ratio”) of People’s United common stock, par value $0.01 per share (“People’s United Common Stock”), for each share of United Financial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by United Financial or People’s United (with limited exceptions)), with cash payable in lieu of any fractional shares.

At the Effective Time, each outstanding option granted by United Financial to purchase shares of United Financial Common Stock under the United Financial stock incentive plans (the “United Financial Options”), whether or not then vested, was cancelled and converted into the right to receive a number of shares of People’s United Common Stock equal to the quotient of (i) the product of (A) the number of shares of United Financial Common Stock subject to such United Financial Option multiplied by (B) the excess, if any, of (1) the product of (x) the Exchange Ratio and (y) the People’s United Share Closing Price (as defined below) (the “Per Share Stock Consideration”) over (2) the exercise price per share of United Financial Common Stock of such United Financial Option, divided by (ii) the average closing sale price of People’s United Common Stock for the five full trading days ending on the trading day immediately preceding the effective date of the Merger (the “People’s United Share Closing Price”), with cash payable in lieu of fractional shares, net of applicable tax withholdings.

At the Effective Time, each performance-based restricted stock unit granted by United Financial to purchase shares of United Financial Common Stock under the United Financial stock incentive plans (“United Financial PSUs”), whether or not then vested, was cancelled and converted into the right to receive a number of shares of People’s United Common Stock equal to the product of (i) the number of shares of United Financial Common Stock subject to such United Financial PSU at the target level of performance applicable to such United Financial PSU, as determined in accordance with the applicable award agreement pursuant to which such United Financial PSU was granted multiplied by (ii) the Exchange Ratio, with cash payable in lieu of fractional shares, net of applicable tax withholdings.

Furthermore, at the Effective Time, each other outstanding equity-based award granted by United Financial under United Financial stock incentive plans that was not a United Financial Stock Option or a United Financial PSU (the “Other United Financial Equity Awards”), whether or not then vested, was cancelled and converted into the right to receive a number of shares of People’s United Common Stock equal to the product of (i) the number of United Financial Common Stock subject to such Other United Financial Equity Award multiplied by (ii) the Exchange Ratio, with cash payable in lieu of fractional shares, net of applicable tax withholdings.

Immediately following the Merger, United Bank, a Connecticut-chartered savings bank and a wholly-owned subsidiary of United Financial, merged with and into People’s United Bank, National Association, a national banking association and a wholly-owned subsidiary of People’s United, with People’s United Bank, National Association as the surviving entity.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2019, People’s United issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in and accompanying this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being furnished to, and not filed within the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) The following Exhibits are submitted herewith.

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and between People’s United Financial, Inc. and United Financial Bancorp, Inc., dated as of July 15, 2019 (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by People’s United Financial, Inc. on July 17, 2019)

99.1

Press Release, dated November 1, 2019, announcing completion of the Merger (furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: November 1, 2019	By:	/s/ John P. Barnes
(Signature)

	Name:	John P. Barnes
	Title:	Chairman and Chief Executive Officer